CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2017 relating to the financial statements, which appears in Cowen Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.
/s/ PricewaterhouseCoopers LLP
New York, NY
March, 7, 2019

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